UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2014

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918-573-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders, on May 22, 2014 (the “Annual Meeting”), the stockholders of The Williams Companies, Inc. (the “Company”) approved the amendment and restatement of The Williams Companies, Inc. 2007 Incentive Plan (the “Plan”), which previously had been approved by the Company’s Board of Directors (the “Board”) subject to stockholder approval. The Plan permits grants of stock options, including incentive stock options, restricted stock, restricted stock units, performance units, performance shares, stock appreciation rights, other stock-based awards valued in whole or in part by reference to or otherwise based on the Company’s common stock or other securities, and non-equity incentive awards (collectively, “Awards”). The Plan provides for Awards to employees and officers of the Company and its affiliates. The Plan also provides for automatic annual Awards to non-management directors of the Company and for non-management directors to receive director fees or other Awards in common stock or restricted units. The Plan will be administered by the Board with respect to non-management directors and by the Compensation Committee of the Board with respect to executive officers. Unless the Board or the Compensation Committee chooses to administer the Plan with respect to other grantees, the CEO will do so, provided the CEO is a member of the Board. The relevant person or group that administers the Plan is referred to in this summary as the “Committee.” Subject to the terms of the Plan, the Committee has full power and discretion to determine and in most cases, change, who receives awards, the types and amounts of awards, and the terms and conditions of the awards. The Committee may also interpret Plan terms and award agreements; establish, amend, and revoke rules for plan administration; and make all determinations advisable for plan administration.

A total of 40,000,000 shares of the Company’s common stock are authorized for the granting of Awards under the Plan. The number of shares available for Awards, as well as the terms of outstanding Awards, are subject to adjustment as provided in the Plan for stock splits, stock dividends, recapitalizations, and other similar events.

The Plan will expire on May 22, 2024. The Board may from time to time, amend, alter, suspend, discontinue, or terminate the Plan, subject, in certain circumstances, to stockholder approval.

The above description of the Plan is not intended to be complete and is qualified in its entirety by the specific language in the Plan, a copy of which is filed (by incorporation by reference) as Exhibit 10 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference. In addition, a more detailed summary of the Plan can be found in the Company’s Definitive Proxy Statement on Schedule 14A which was filed with the Securities and Exchange Commission on April 11, 2014.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) At the Annual Meeting, the stockholders of the Company voted on the matters set forth below.

(b) 1. The nominees for election to the Board were elected, each for a one year term expiring in 2015, based upon the following votes:

Alan S. Armstrong

For: 503,597,849

Against: 10,191,833

Abstain: 781,673

Broker Non-Votes: 86,148,435

Joseph R. Cleveland

For: 506,237,709

Against: 7,507,423

Abstain: 826,153

Broker Non-Votes: 86,148,435

Kathleen B. Cooper

For: 506,276,090

Against: 7,398,188

Abstain: 897,077

Broker Non-Votes: 86,148,435

John A. Hagg

For: 506,103,788

Against: 7,451,454

Abstain: 1,016,113

Broker Non-Votes: 86,148,435

Juanita H. Hinshaw

For: 500,596,860

Against: 13,093,472

Abstain: 880,954

Broker Non-Votes: 86,148,435

Ralph Izzo

For: 506,210,563

Against: 7,494,459

Abstain: 866,333

Broker Non-Votes: 86,148,435

Frank T. MacInnis

For: 503,754,366

Against: 9,345,658

Abstain: 1,471,331

Broker Non-Votes: 86,148,435

Eric W. Mandelblatt

For: 511,445,198

Against: 2,319,539

Abstain: 806,549

Broker Non-Votes: 86,148,435

Steven W. Nance

For: 505,538,507

Against: 8,217,110

Abstain: 815,738

Broker Non-Votes: 86,148,435

Murray D. Smith

For: 505,234,042

Against: 8,304,631

Abstain: 1,032,682

Broker Non-Votes: 86,148,435

Janice D. Stoney

For: 504,121,402

Against: 9,673,519

Abstain: 776,434

Broker Non-Votes: 86,148,435

Laura A. Sugg

For: 505,572,049

Against: 8,226,454

Abstain: 772,852

Broker Non-Votes: 86,148,435

2. The proposal to amend the Company’s 2007 Incentive Plan was approved based on the following votes:

For: 501,562,514

Against: 10,881,358

Abstain: 2,127,403

Broker Non-Votes: 86,148,435

3. The proposal to amend the Company’s 2007 Employee Stock Purchase Plan was approved based on the following votes:

For: 508,880,236

Against: 3,669,775

Abstain: 2,021,344

Broker Non-Votes: 86,148,435

4. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2014 was approved based on the following votes:

For: 596,163,740

Against: 3,444,428

Abstain: 1,111,542

Broker Non-Votes: 0

5. The proposal relating to the advisory vote on executive compensation was approved based on the following votes:

For: 506,820,962

Against: 5,252,557

Abstain: 2,497,836

Broker Non-Votes: 86,148,435

Item 9.01.	Financial Statements and Exhibits.
(a)	None

(b)	None

(c)	None

(d)	Exhibits

Exhibit 10	The Williams Companies, Inc. 2007 Incentive Plan, as amended (filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed April 11, 2014 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

Date: May 28, 2014	By:	/s/ William H. Gault
Name: William H. Gault
Title: Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	DESCRIPTION

Exhibit 10	The Williams Companies, Inc. 2007 Incentive Plan, as amended (filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed April 11, 2014 and incorporated herein by reference).